UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

The Timken Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2013	Joseph W. Ralston
Lead Independent Director
Board of Directors
The Timken Company

Dear Fellow Timken Shareholder:

BE SURE TO SIGN AND RETURN YOUR PROXY CARD

TO HAVE YOUR VOTE COUNTED

CALSTRS AND RELATIONAL INVESTORS WANT TO DISRUPT EXECUTION OF

THE TIMKEN COMPANY’S PROVEN VALUE-CREATION STRATEGY

VOTE AGAINST THE SHAREHOLDER PROPOSAL TO SPIN-OFF THE STEEL BUSINESS

The Timken Company Board and management team are committed to act in the best interests of ALL SHAREHOLDERS and to continue executing the Company’s proven strategy. We urge you to protect the long-term value of your investment in The Timken Company by voting against the misguided proposal by The California State Teachers’ Retirement System (CalSTRS) and Relational Investors to force separation of the Timken Steel business from its Bearings & Power Transmission (B&PT) business. The CalSTRS and Relational Investors ill-advised proposal asks you to sacrifice long-term value creation and jeopardize the strength of the Company in exchange for illusory short-term gains.

YOUR VOTE AT THE MAY 7th ANNUAL MEETING IS IMPORTANT

IF YOU HAVE NOT ALREADY VOTED,

PLEASE USE THE ENCLOSED PROXY CARD TO VOTE TODAY

AGAINST PROXY STATEMENT ITEM #6

Timken is successfully executing its carefully considered plan to deliver long-term value to Timken shareholders. In recent years, we have transformed Timken into a global industrial technology leader with products that improve the efficiency and reliability of the machinery that keeps industry in motion. We produce mechanical components and engineered steel used in some of the world’s most demanding applications.

Relational Investors has acknowledged the strengths of The Timken Company’s current business model and the performance it has generated, complimenting the management team on its ability to execute.

“When you look at the underlying performance of both of these segments of the company, they are superior to virtually all of their peers actually in both segments. This company is run very, very well and managed very, very well. They have very good, what we call operating metrics when you look at their profit margins and you look at what we call their asset turns…” - Ralph Whitworth, WHBC radio interview, December 5, 2012

By highlighting our success but demanding we take action to separate the businesses, CalSTRS and Relational Investors demonstrate their fundamental lack of understanding of the integrated strategy driving that success. If they knew us, they would understand how we leverage strengths across our Steel and B&PT businesses, share research and technical expertise, and benefit from supply chain and operating efficiencies. All of this differentiates Timken from our competitors and allows us to deliver value-added solutions across common end markets and customers. By demanding that we move forward to separate Timken Steel from the rest of the Company, they are compromising our future success and competitive advantage. Under current circumstances, it just doesn’t make sense.

WALL STREET ANALYSTS EXPRESS DOUBT ABOUT THE PROPOSAL, SUPPORT THE

COMPANY’S INTEGRATED BUSINESS MODEL AND OUR PLAN TO

DRIVE SHAREHOLDER VALUE

“The activist situation, which we feel will ultimately end with the company staying intact, could cause some shareholder churn once resolved, but we view that as a temporary situation and, to be fair, based on our conversations with investors we do not know many investors who own the stock for the activist promoted idea of splitting the company between its Steel business and Bearings businesses.”

- David Raso, ISI research note, April 7, 2013

“We are raising our price target to $66 from $58 to reflect our higher conviction with respect to margins through the cycle and what should be improving free cash flow. Overall, we think TKR has been proactive in repositioning its businesses, investing in efficiency initiatives and capacity expansions, funding the pension plan, and making acquisitions. We think all of these actions suggest TKR is well positioned for longer-term growth with less volatility and risk. As investors come to more fully appreciate the Company’s potential for value creation, we expect the shares to trade more in line with other high-quality Industrial Consumables Companies peers…” – Steve Barger, KeyBanc research note, March 27, 2013

“I’m not particularly convinced that (split-up) would be the best move for Timken… You’d lose all the synergies you get in the (combined business units) and you’d then have two separate corporate structures.” - Eli Lustgarten, Longbow Research as quoted in Crain’s Cleveland Business on December 3, 2012

DON’T BE FOOLED BY CALSTRS AND RELATIONAL’S MISLEADING CAMPAIGN

Your Board and management team maintain an ongoing and open dialogue with shareholders. In fact, we have met with Relational Investors three times, most recently on April 2, in a meeting we requested that also included CalSTRS. Despite attempts at reasoned dialogue, we now know that CalSTRS and Relational Investors are only interested in aggressively promoting their agenda based on false, misleading and inflammatory statements regarding the Board and the Company – statements designed to distract from the truth.

We want to address important flaws in the claims made by CalSTRS and Relational Investors:

The Reality
CalSTRS and Relational Investors have indicated there is no downside to supporting their proposal	✓	The CalSTRS / Relational Investors proposal is not merely a request to evaluate a spin-off, it seeks to “effectuate” a spin-off of the Steel business.

✓

The Timken Board has gone to great lengths to carefully evaluate a separation of the businesses, with input from outside advisors, multiple times in the past, including as recently as last year, and determined it is NOT in the best interests of shareholders.

CalSTRS and Relational Investors fundamentally misunderstand and mischaracterize the synergies between our businesses	✓	The depth and breadth of the supply chain, technology and knowledge-sharing benefits across our businesses are key competitive advantages for us that create significant value for our shareholders and could not be replicated through normal supply agreements if the businesses were separated. Our estimate of these benefits results from detailed, factual analysis based on years of operating as an integrated company.

✓

CalSTRS and Relational first claimed that the synergies between our businesses were minimal. Then they claimed that we weren’t proposing actions to mitigate the loss of synergies following a split. If synergies are minimal, why are they worried about mitigating the loss of those synergies? Their arguments are inconsistent.

CalSTRS and Relational Investors claim undue credit for the Company’s share price performance	✓	Total shareholder returns were 75% and 40% for the three- and five-year periods ending November 27[i], the day prior to the proposal becoming public, ranking Timken second in its peer groupii for both time periods.

	✓	Since the proposal was announced in November, Timken posted fourth quarter EPS above analyst consensus ($0.80 vs. $0.62) and a 2015 EPS midpoint target of $7.00, almost 40% above 2012. They also fail to note that the general market increased by 14% since then.

The Reality
CalSTRS and Relational Investors are simply wrong in their assessment of The Timken Company’s Board structure and governance	✓	The Timken Board, 75% of which is independent, has a proven track record of making difficult decisions, including divestitures and plant closings, to drive value for ALL shareholders.

	✓	We have had separate Chairman and CEO roles for nearly a century, decades before this became best practice in corporate governance.

Don’t be misled by CalSTRS and Relational Investors’ aggressive, misguided campaign designed to attempt to turn a quick profit at the expense of investors who care about generating long-term value.

VOTE AGAINST THE MISGUIDED PROPOSAL TO SPIN-OFF THE STEEL BUSINESS

Your Board and management team have carefully reviewed the shareholder proposal and have concluded it is not in the best interests of shareholders. Support the Company’s strategy to achieve long-term value through continued successful execution of its strategic plan. Please cast your vote TODAY AGAINST this unwise shareholder proposal. For more information, please visit www.TimkenDrivesValue.com.

Thank you for your continued support of The Timken Company.

On behalf of the Board of Directors of The Timken Company,

Joseph W. Ralston
Lead Independent Director

Your Vote Is Important, No Matter How Many Shares You Own.

If You Have Not Already Voted, or if You Previously Voted a Card “For” Item #6,

We Urge You to Vote AGAINST the Proposal by Returning the Enclosed Card.

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxy votes:

GEORGESON

Stockholders Call Toll-Free: 888-666-2594

Banks and Brokers Call: 800-223-2064

Email: timkendrivesvalue@georgeson.com

IMPORTANT

We urge you to vote AGAINST Proxy Statement Item No. 6.

FORWARD-LOOKING STATEMENTS SAFE HARBOR

Certain statements in this letter (including statements regarding the company’s forecasts, beliefs, estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to The Timken Company’s plans, outlook, future financial performance, targets, projected sales, cash flows and liquidity are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the company’s ability to respond to the changes in its end markets that could affect demand for the company’s products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company’s customers, which may have an impact on the company’s revenues, earnings and impairment charges; fluctuations in raw-material and energy costs and their impact on the operation of the company’s surcharge mechanisms; the impact of the company’s last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; changes in the expected costs associated with product warranty claims; the ability to integrate acquired companies to achieve satisfactory operating results; the impact on operations of general economic conditions; higher or lower raw-material and energy costs; fluctuations in customer demand; the company’s ability to achieve the benefits of its ongoing programs, initiatives & capital investments; the timing and amount of common share repurchases; and retention of CDSOA distributions. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended Dec. 31, 2012, quarterly reports on Form 10-Q and current reports on Form 8-K. The company undertakes no obligation to update or revise any forward-looking statement.

Important Additional Information

The Timken Company, its directors, and certain of its officers are participants in the solicitation of proxies from Timken shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders. Important information concerning the identity and interests of these persons is available in the definitive proxy statement that Timken filed with the SEC on March 21, 2013.

Please note that any opinions, estimates or forecasts regarding The Timken Company made by the individuals noted above are theirs alone and do not represent opinions, estimates or forecasts of The Timken Company, its directors or officers. Permission to use quotations was neither sought nor obtained. The Timken Company does not by its reference above imply its endorsement of or concurrence with such opinions, estimates or forecasts.

The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning Timken are available free of charge at www.sec.gov and www.timken.com/investors. Shareholders should carefully read the definitive proxy statement before making any voting decision.

i Source: Factset as of November 27, 2012.

ii Bearings comparable/peer companies include: Altra, JTEKT, Kennametal, NSK, NTN, and SKF. Steel comparable/peer companies include: AK Steel, Allegheny Technologies, Carpenter Technology, Nucor, Steel Dynamics, and US Steel.

c/o Corporate Election Services P. O. Box 3200 Pittsburgh, PA 15230	VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch- tone phone, and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: www.cesvote.com	Vote by Mail Return your proxy card in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

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Proxy must be signed and dated below.

ê Please fold and detach card at perforation before mailing. ê

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The undersigned appoints W. J. Timken, Jr.; James W. Griffith; and Scott A. Scherff; and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned as specified on the reverse hereof at the Annual Meeting of Shareholders of THE TIMKEN COMPANY to be held at 1835 Dueber Avenue, S.W., Canton, Ohio, on May 7, 2013 at 10:00 a.m., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and, in their discretion on such other matters as may properly come before the meeting, and/or if the undersigned is a participant in one or more of the Company’s or its subsidiaries’ associate share ownership plans and has stock of the Company allocated to his or her account(s), the undersigned directs the trustee(s) of such plan(s) likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated on the record date for such meeting in the manner specified on the reverse hereof at such meeting or any adjournment thereof, and in their discretion on such other matters as may properly come before the meeting.

Signature

Signature (if jointly held)

Date:

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trust or guardian, please give full title as such.

PLEASE SIGN AND RETURN AS SOON AS POSSIBLE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 7, 2013	Parking: Shareholders attending the meeting may park in the visitor lot behind the Corporate Office building.
10:00 a.m.
Corporate Auditorium (C1G)
The Timken Company
1835 Dueber Avenue, S.W.	Note: If your shares are held in street name, please bring a letter with you from your broker stating as such to the Annual Meeting.
Canton, OH 44706-2798
Telephone: (330) 438-3000

For directions to the Annual Meeting, you may call 330-471-3997.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time by notifying the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

ê Please fold and detach card at perforation before mailing. ê

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The shares represented by this proxy will be voted as recommended by the Board of Directors unless otherwise specified.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

1.    Election of Directors to serve for a term of one year:

Nominees:	(01) John M. Ballbach	(02) Phillip R. Cox	(03) Diane C. Creel	(04) James W. Griffith
	(05) John A. Luke, Jr.	(06) Joseph W. Ralston	(07) John P. Reilly	(08) Frank C. Sullivan
	(09) John M. Timken, Jr.	(10) Ward J. Timken	(11) Ward J. Timken, Jr.	(12) Jacqueline F. Woods

              ☐    FOR all nominees listed above             ☐    WITHHOLD AUTHORITY to vote for all nominees listed above

              To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.    Ratification of the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2013.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

3.    An advisory resolution regarding named executive officer compensation.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

4.    Amendments to the Company’s Amended Articles of Incorporation to reduce certain shareholder voting requirements.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

5.    Amendments to the Company’s Amended Regulations to reduce certain shareholder voting requirements.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

The Board of Directors recommends a vote AGAINST proposal 6.

6.    A shareholder proposal recommending that the Board of Directors engage an investment banking firm to effectuate a spin-off of the Company’s steel business segment into a separately-traded public company.

              ☐    FOR             ☐    AGAINST             ☐    ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐     PLEASE CHECK THIS BOX IF YOU CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.